FOR IMMEDIATE RELEASE

Contacts:

Richard Liebman	Al Palombo
Chief Financial Officer	Cameron Associates
650.232.2603	Investor Relations
rliebman@migosoftware.com	212.245.8800 Ext. 209
al@cameronassoc.com

MIGO SOFTWARE REPORTS 2007 FIRST QUARTER RESULTS

Company Posts 2nd Consecutive Quarter of Revenue Growth and Signs New OEM Partners

REDWOOD CITY, CA, May 14, 2007-- Migo Software, Inc. (OTCBB:MIGO), a leading provider of mobile computing software, today released the financial results of operations for the first quarter ended March 31, 2007.

For the three months ended March 31, 2007, the revenue grew to $712,512 compared to $42,229 for the same period last year, a seventeen fold increase. Net loss for the March 31, 2007 quarter was $1.951 million or ($0.02) per share as compared to $2.014 million or a loss of ($0.04) for the comparable 2006 quarter.

Commenting on the results, Migo Chief Executive Officer, Kent Heyman, stated, “We are very pleased with the results of the first quarter, which included revenue from our OEM agreement with Kingston Technology, as well as significant revenues from both our web store and sales of our Migo branded packaged software through major retailers such as Fry’s Electronics, Sam’s Club, CompUSA, and Office Depot.”

“We believe that momentum continues to build for the Migo platform, demonstrated by our recently signed new OEM contracts with Memorex and Edge Tech Corp,” Heyman further stated. “These new contracts will increase the adoption of Migo and show our balanced growth in all of our channels for the remainder of the year.”

Heyman continued, “We continue to move toward the realization of our vision to provide the software ‘hub’ that enables the quick transfer of data, such as emails, files, photos, music and videos, from one storage device to another, whether a USB Drive, hard drive, SD Card, Smart Phone or MP3 player, assuring that data is always synchronized, protected, backed up and fully restorable.”

“Looking forward, we believe our revenue guidance for 2007 of $6.5 million to $7 million continues to be achievable. We also expect to be cash flow positive by the end of the year”, Heyman concluded.

Cash and equivalents and short-term investments at March 31, 2007 totaled approximately $2.4 million as compared to approximately $3.5 million at December 31, 2006, and the company remains debt free.

Conference Call Information:

Migo Software, Inc. will hold a conference call to review its first quarter 2007 results on Monday, May 14, 2006 at 4:30 p.m. Eastern. The call will be hosted by Kent Heyman, Co-Chairman and Chief Executive Officer. Interested parties may access the conference call by dialing the following numbers: (800) 573-4842 (domestic) or (617) 224-4327 (international), pass code # 89259130. The call will also be available via web cast at http://www.streetevents.com, http://www.fulldisclosure.com.

If you are unable to participate, an audio replay of the call will be available beginning two hours after the call and will be available until 11:59 p.m. on May 17, 2007, by dialing (888) 286-8010 (domestic) or (617) 801-6888 (international) using confirmation pass code 51445735.

About Migo Software, Inc.
Located at 555 Twin Dolphin Drive, Suite 650, Redwood City, CA, Migo Software, Inc. (OTCBB:MIGO) is a global provider of secure mobile computing software. The Company's award-winning Migo® synchronization and PC portability software increases business and personal computing portability, allowing users to take their Outlook® and Outlook Express® email on a portable storage device. Migo’s StompSoft line of software utilities span a range of categories including backup, system utility and online security/privacy software and include popular brands, such as PC Backup, Registry Repair and Digital Vault/Portable Vault, and others.

Migo Software's website, found at www.migosoftware.com, provides additional information on the full line of Migo mobile computing products and StompSoft line of software utilities.

NOTE: Migo® is a registered trademark of Migo Software, Inc. All other company and product names mentioned may be trademarks or registered trademarks of their respective holders and are used for identification purposes only.

Forward Looking Statements:
Under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, statements in this press release that are not historical facts, including those statements that refer to future revenues, cash flow performance and distribution arrangements and other plans, prospects, expectations, strategies, intentions, hopes and beliefs, are forward-looking statements. These forward-looking statements are not historical facts and are only estimates or predictions. Actual results may differ materially from those projected as a result of risks and uncertainties detailed from time to time in the Company's Securities and Exchange Commission filings. These risks include, but are not limited to, risks related to: economic conditions in general and conditions in the Company's industry and target markets in particular commercialization and technological difficulties; capacity and supply constraints ;timely product and technology development/upgrades and the ability to manage changes in market conditions as needed; market acceptance of new products and continuing product demand; the impact of competitive products and pricing on the Company's and its customers' products and markets; development, release and sales of new products by strategic suppliers and customers; and reliance on third parties.. Any forward-looking statements are based on information available to Migo Software today and Migo Software does not undertake any obligation to update any of the forward-looking statements after the date of this press release. Reference to the Company's website above does not constitute incorporation of any of the information thereon into this press release

Financial Tables to Follow

MIGO SOFTWARE, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
THREE MONTHS ENDED MARCH 31, 2007 AND 2006 (UNAUDITED)

	2007	2006
Revenues	$712,512	$41,229
Cost of Sales	355,619	156,044
Gross Profit (Loss)	356,893	(114,815)

Operating Expenses
Research and development	748,256	360,053
Sales and marketing	595,348	262,390
General and administrative	997,798	1,224,201
Total operating expenses	2,341,402	1,846,644

Non-operating Income (Expense)
Interest , net	33,488	63,912
Decrease in warrant liability	-	166,538
Other expense	-	(283,305)
Total non-operating income (expense)	33,488	(52,855)

Loss Before Income Taxes	(1,951,021)	(2,014,314)
Provision for Income Taxes	-	-

Net Loss	$(1,951,021)	$(2,014,314)

Basic and Diluted net loss attributable to common stockholders per share	$(0.02)	$(0.04)

Weighted Average Shares Outstanding - Basic and Diluted	93,727,800	56,214,838

MIGO SOFTWARE, INC. CONSOLIDATED BALANCE SHEET
MARCH 31, 2007 (UNAUDITED)

ASSETS
Current Assets:
Cash and cash equivalents	$1,029,197
Short-term investments	1,387,518
Accounts receivable, net of allowance for doubtful accounts of $10,000	283,234
Inventory	122,942
Other current assets	14,959
Total current assets	2,837,850
PROPERTY AND EQUIPMENT, net of accumulated depreciation of $17,429	33,934
OTHER ASSETS:
Goodwill	1,396,864
Intangible assets, net of accumulated amortization of $1,671,182	4,001,155
Other assets	105,833
TOTAL ASSETS	$8,375,636

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$495,520
Accrued compensation	169,161
Deferred revenue	1,510,000
Capitalized lease obligations	5,269
Accrued liabilities	221,674
Total current liabilities	2,401,624
Commitments and contingencies

Stockholders' Equity:
Junior A Preferred stock, $.0001 par value; 5,000,000 shares authorized, 769,575 shares issued and outstanding; preference upon liquidation of $2,600,000	78
Common stock, $.0001 par value; 100,000,000 shares authorized; 93,734,342 shares issued and outstanding	9,372
Additional paid in capital in excess of par value	52,989,048
Treasury Stock	(386,400)
Accumulated Deficit	(46,638,086)
Total stockholders' equity	5,974,012
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$8,375,636

####